SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  May 2, 2005

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On or about May 2, 2005, three officers of First Regional Bancorp entered into pre-arranged stock trading plans to sell a limited number of shares of First Regional Bancorp common stock pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  These officers are Jack A. Sweeney, Chairman and Chief Executive Officer, H. Anthony Gartshore, President, and Steven J. Sweeney, General Counsel.  The 10b5-1 plans were adopted during an open trading window under the Company’s policy regarding insider trading, and provide for the sale of a limited number of First Regional shares in accordance with the applicable terms and conditions set forth in the plans.  The purpose of such stock sales is for personal investments, including real estate acquisition and/or improvement.

Rule 10b5-1 allows corporate insiders to enter into pre-arranged stock trading plans when they are not in possession of material non-public information about their company.  Accordingly, such 10b5-1 plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.  All sales of stock pursuant to such plans will be publicly disclosed in filings with the Securities and Exchange Commission.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2005

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary